Exhibit 1
                                                                       ---------

                                    AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of CoCensys, Inc.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         EXECUTED this 24th day of December, 1996.

BIOTECHNOLOGY VENTURE FUND, S.A. (i.l.)

By: /s/ Karl U. Sanne
   -----------------------------------------------------
    Name:  Karl U. Sanne

Title:   Liquidator

By: /s/ Fernand Heim
    ----------------------------------------------------
    Name:  Fernand Heim

Title:   Mandatory

ABINGWORTH BIOVENTURES SICAV

By: /s/ Karl U. Sanne
    ----------------------------------------------------
    Name:  Karl U. Sanne

Title:   Director

By: /s/ Fernand Heim
    ----------------------------------------------------
    Name:  Fernand Heim

Title:   Mandatory



209STM141/1.300182-1




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